Exhibit 99.1

FOR IMMEDIATE RELEASE:

MILLENNIUM BANKSHARES CORPORATION ANNOUNCES

SECOND QUARTER 2005 RESULTS

Reston, VA – August 12, 2005 – Millennium Bankshares Corporation (Nasdaq: MBVA) today reported net income for the quarter ended June 30, 2005 was $446,000, a 18 % increase compared to net income of $379,000 for the same quarter of 2004.    Diluted net income per common share was $0.05 for both the quarter ended June 30, 2005 and the quarter ended June 30, 2004 as weighted average shares in 2005 reflected the full impact from the additional shares of common stock issued in a public offering in May 2004.

For the six months ended June 30, 2005, net income was $1.1 million, a 92% increase compared to net income of $590,000 for the same period last year.  Diluted net income per common share for the six months ended June 30, 2005 was $0.13 compared to $0.10 for the same period last year.  Diluted weighted average shares increased to 8.9 million in 2005 from 5.8 million in 2004.

Carroll C. Markley, Chairman and CEO of Millennium Bankshares Corporation stated, “I am pleased with the balance sheet and net income growth that we have recorded so far this year as we continue to more fully implement strategic initiatives designed to improve our overall financial performance going forward.   I am particularly excited about our pending acquisition of Albemarle First Bank (Nasdaq: AFBK) that we expect to complete in the fourth quarter 2005.  This acquisition will assist us in better serving Virginia’s growing communities.”

Key highlights:

•

Total assets at June 30, 2005 reached $433.3 million as compared to $371.8 million at December 31, 2004 and $361.1 million at June 30, 2004.   This represents an increase of $72.1 million over the same quarter last year and a 17% increase over year-end 2004.

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Loans, including loans held for sale, increased to $289.0 million at June 30, 2005, from $260.3 million at June 30, 2004 and $276.3 million at December 31, 2004.

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Deposits at June 30, 2005 reached $304.5 million, a 14% increase over deposits at June 30, 2004, and a 8% increase from $280.8 million at December 31, 2004.

•

Net interest income for the three months ended June 30, 2005 increased 17% compared with the same period last year on average earning asset growth of 24%. Due in part to an increase of 65% in average borrowings and ongoing deposit promotions focused on high balance money market accounts, the net interest margin fell to 3.20% for the three months ended June 30, 2005 from 3.42% for the same period last year.

•

Noninterest income for the three months ended June 30, 2005 increased 111% compared to the same period last year with the bulk of the increase associated with gains/fees from the sale of mortgages.   Due to the higher mortgage volume, noninterest expense for the same period increased 57% with the bulk of the increase reflected in salaries and benefits which includes volume-based commissions paid to loan originators.

•

Asset quality ratios remain stable.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Millennium Bankshares with the Securities and Exchange Commission. Millennium Bankshares undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Information about Millennium Bankshares Corporation

In connection with the proposed acquisition of Albemarle First Bank by Millennium Bankshares Corporation, Millennium Bankshares Corporation has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Millennium Bankshares Corporation’s common stock to be issued to the shareholders of Albemarle First Bank.  The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of Albemarle First Bank seeking their approval of the proposed transaction and to the shareholders of Millennium Bankshares Corporation seeking their approval of an amendment to Millennium Bankshares Corporation’s articles of incorporation to increase the number of its authorized shares of common stock and approving the issuance of shares of Millennium Bankshares Corporation to the shareholders of Albemarle First Bank as required by the rules and regulations of the Nasdaq SmallCap Market.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MILLENNIUM BANKSHARES CORPORATION, ALBEMARLE FIRST BANK AND THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, Attention: Investor Relations (telephone number (703) 464-0100).

The directors, executive officers, and certain other members of management of Millennium Bankshares Corporation may be soliciting proxies in favor of the transaction from shareholders.  For information about Millennium Bankshares Corporation’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Millennium Bankshares Corporation, which is available on its web site and at the address provided in the preceding paragraph.

Contact:

Carroll C. Markley, Chairman & CEO

Dale G. Phelps, EVP & CFO

Millennium Bankshares Corporation

Phone: 703-464-1969

Fax: 703-464-7974

ir@mbankshares.com

More information on Millennium Bankshares Corporation can be found online at http://www.mbankshares.com or obtained by phoning Millennium Bankshares Corporation at 703-467-3477.

Millennium Bankshares Corporation
Financial Highlights
(Unaudited)

	Three Months Ended			Six months ended
(Dollars in thousands, except per share data)	June 30,		%	June 30,		%
	2005	2004	Change	2005	2004	Change
Operations
Interest income	$5,998	$4,398	36.4	$11,505	$8,540	34.7
Interest expense	2,812	1,671	68.3	5,202	3,344	55.6
Net interest income	3,186	2,727	16.8	6,303	5,196	21.3
Provision for loan losses	282	108	161.1	379	108	250.9
Net interest income after provision
for loan losses	2,904	2,619	10.9	5,924	5,088	16.4
Other Income	3,645	1,726	111.2	6,280	2,403	161.3
Operating expense	5,931	3,776	57.1	10,546	6,603	59.7
Income before income taxes	618	569	8.6	1,658	888	86.7
Income tax expense	172	190	-9.5	527	298	76.8
Net income	$446	$379	17.7	$1,131	$590	91.7

Per Share Data
Basic earnings per share	0.05	0.05	0.0	0.13	0.11	18.2
Diluted earnings per share	0.05	0.05	0.0	0.13	0.10	30.0
Book value per share	5.46	5.07	7.7
Closing stock price	7.15	7.64	-6.4
Weighed average shares-Basic	8,790,571	6,914,873		8,787,153	5,278,925
Weighted average shares-Diluted	8,923,169	7,209,863		8,901,957	5,799,970

Selected Balance Sheet Data
Investments	$117,546	$83,132	41.4
Loans, net (including loans held for sale)	289,006	260,258	11.0
Total assets	433,260	361,136	20.0
Deposits	304,514	268,164	13.6
Borrowings	77,548	46,968	65.1
Shareholders' equity	48,076	44,505	8.0

Selected Average Balance Sheet Data
Investments	$121,662	$74,114	64.2	$111,094	$74,114	49.9
Loans, net (including loans held for sale)	276,356	243,292	13.6	276,432	233,256	18.5
Total assets	425,545	327,269	30.0	407,490	319,791	27.4
Deposits	305,546	264,630	15.5	300,282	268,171	12.0
Borrowings	68,760	28,039	145.2	56,288	25,310	122.4
Shareholders' equity	49,046	33,296	47.3	48,899	25,015	95.5

Performance Ratios
Return on average assets	0.42%	0.47%		0.56%	0.37%
Return on average equity	3.65%	4.58%		4.66%	4.74%
Net interest margin	3.20%	3.42%		3.26%	3.37%
Efficiency ratio	86.82%	84.80%		83.81%	86.89%
Non-performing assets to total assets	0.19%	0.08%
Net charge-offs to average loans	0.14%	0.28%		0.08%	0.18%
Allowance for loan losses to loans	1.09%	1.12%